Exhibit 3.5

ARTICLES OF ORGANIZATION

DOMESTIC LIMITED LIABILITY COMPANY

LLC Rev. 10/93

Secretary of the State

30 Trinity Street

Hartford, Connecticut 06106

NOTE: This form constitutes only the minimum statutory requirements for filing with the Office of the Secretary of the State. Should you wish to include additional information, you may attach a plain sheet of 8 1/2 x 11 paper to the document.

1.	The name of the limited liability company: AirComm of Avon, L.L.C.

2.	The nature of business to be transacted or the purpose to be promoted or carried out by the limited liability company is as follows:

To engage in any lawful act or activity for which limited liability companies may be formed under The Connecticut Limited Liability Company Act.

3.	Principal office address: (P.O. Box is not acceptable) 376 Deerfield Road, Avon, Connecticut

4.	Name and address(es) of statutory agent: Richard R. Rendeiro

Business Address:	185 Asylum Street, 36th floor, Hartford, Connecticut 06103

Residence Address:	105 Girard Avenue, Hartford, Connecticut 06105

5.	A. The latest date upon which the limited liability company will dissolve: December 31, 2045

B. Management of the limited liability company: Management of the limited liability company shall be vested in a manager or managers.

EXECUTION

6.	Dated this 21st day of December, 1995

7.	Richard R. Rendeiro, Attorney in Fact	8.
	Name and capacity of signatory (print or type)		Signature

9.	Acceptance of appointed statutory agent.

	Richard R. Rendeiro	10.
	Print name		Signature

For Official Use Only	Rec; CC:
Richard R. Rendeiro,
Cummings & Lockwood
CityPlace I
Hartford, CT 06103

H622271.DOC 12/21/95

STATE OF CONNECTICUT	}	SS. HARTFORD
OFFICE OF THE SECRETARY OF THE STATE

I hereby certify that this is a true copy of record in this Office

In Testimony whereof, I have hereunto set my hand, and affixed the Seal of said State, at Hartford, this 3rd day of April A.D. 2013

SECRETARY OF THE STATE